UNITED STATES
SECURITIES ANDEXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2014

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50346
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

300-505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)

604.320.3344
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 16, 2014, CounterPath Corporation (the “Company’) received a deficiency letter from the Listing Qualifications Department of The NASDAQ Stock Market (the “Staff”), notifying the Company that, for the last 30 consecutive business days, the closing bid price of the Company’s common stock has not been maintained at the minimum required closing bid price of at least $1.00 per share as required for continued listing on The NASDAQ Capital Market pursuant to Listing Rule 5550(a)(2) (“Minimum Bid Price Rule”).

In accordance with NASDAQ Listing Rules, the Company has been given 180 calendar days, or until June 15, 2015, to regain compliance with the Minimum Bid Price Rule. If at any time before June 15, 2015, the closing bid price of the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it complies with the Minimum Bid Price Rule. In the event the Company does not regain compliance, the Company may be eligible for additional time to regain compliance of up to an additional 180 calendar days. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule, and will need to provide written notice of its intention to cure the deficiency during the second compliance period.

The Company is currently evaluating various alternative courses of action to regain compliance with the Minimum Bid Price Rule. However, there can be no assurance that the Company will regain compliance or maintain the listing of its common stock on the NASDAQ Capital Market.

If the Company does not regain compliance with the Minimum Bid Price Rule by June 15, 2015 or any extension period, the Staff will provide written notification to the Company that its common stock is subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Hearings Panel (the “Panel”). The Company would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal a delisting determination by the Staff to the Panel, such appeal would be successful.

On December 16, 2014, the Company disseminated a press release announcing the receipt of the notice from The NASDAQ Stock Market. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

(d)                  Exhibits

99.1	News Release dated December 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:	/s/ David Karp
David Karp
Chief Financial Officer

Dated:	December 16, 2014